Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lydall, Inc. of our report dated February 28, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in Lydall, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

Hartford, Connecticut

October 6, 2003

By:    /s/    PricewaterhouseCoopers

        PRICEWATERHOUSECOOPERS LLP